FIRST AMENDMENT TO THE CELSIUS HOLDINGS, INC. 2015 STOCK INCENTIVE PLAN This First Amendment (this “Amendment”) to the Celsius Holdings, Inc. 2015 Stock Incentive Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Celsius Holdings, Inc. effective as of October 29, 2020 (the “Effective Date”). RECITALS WHEREAS, the Company desires to amend the Plan in order to supplement the provisions related to the treatment of outstanding Awards in the event of a Corporate Transaction or Change in Control; and WHEREAS, the Plan may be amended by the Board, in accordance with Section 13 of the Plan. NOW, THEREFORE, the Plan is hereby amended as follows: 1. Terms used but not defined herein have the meanings assigned to them in the Plan. 2. Section 11 of the Plan is hereby deleted in its entirety and replaced with the following: “11. Corporate Transactions and Changes in Control. Effective upon the consummation or occurrence of a Corporate Transaction or Change in Control, any unexcercised portion of outstanding Awards under the Plan shall become immediately vested and fully exercisable. Such Awards shall remain exercisable until the expiration or sooner termination of the Award.” 3. This Amendment shall be and, as of the Effective Date, is hereby incorporated into and forms a part of the Plan. 4. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.